As filed with the Securities and Exchange Commission on September 19, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIVA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0348835
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

5220 Summerlin Commons Blvd., Suite 500
Fort Myers, Florida 33907
(239) 561-7229

(Address of registrant’s principal executive offices)

MIVA, Inc. 2006 Stock Award and Incentive Plan

(Full title of the Plan)

John B. Pisaris
General Counsel
MIVA, Inc.
5220 Summerlin Commons Blvd., Suite 500
Fort Myers, Florida 33907
(239) 561-7229

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Christopher M. Bartoli, Esq.

Baker & McKenzie LLP

One Prudential Plaza

130 East Randolph Drive

Chicago, Illinois 60601

(312) 861-8000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.001 per share	2,000,000 Shares	$2.775	$5,550,000	$593.85

(1)             This Registration Statement also covers: (i) 677,655 shares of Common Stock previously registered on, and being carried forward from, a registration statement on Form S-8 on June 30, 2004 (Registration No. 333-117003), as amended by Post-Effective Amendment No. 1 to Form S-8 dated September 3, 2004, filed in connection with the registrant’s 2004 Stock Incentive Plan, with respect to which a registration fee of $1,260.80 has been paid; and (ii) 563,110 shares of Common Stock previously registered on, and being carried forward from, a registration statement on Form S-8 on March 17, 2004 (Registration No. 333-113692), as amended by Post-Effective Amendment No. 1 to Form S-8 dated September 3, 2004, filed in connection with the registrant’s 1999 Stock Incentive Plan, with respect to which a registration fee of $1,912.94 has been paid.  In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of each plan.

(2)             Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, and is based upon the average of the high and low sale prices for the registrant’s Common Stock reported on The Nasdaq Stock Market, Inc. as quoted for September 15, 2006.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information concerning the plan listed on the cover of this Registration Statement have been or will be sent or given to participants in the plan listed on the cover of this Registration Statement as specified in Rule 428(b)(1).  Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  We incorporate by reference the following documents we filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Commission File Number 000-30428):

•                  Our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission;

•                  Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, as filed with the Securities and Exchange Commission;

•                  Our Current Reports on Form 8-K filed with the Commission on January 3, 2006, January 11, 2006, January 23, 2006, March 1, 2006, April 7, 2006, May 18, 2006, June 2, 2006, June 20, 2006, July 14, 2006, and August 22, 2006; and

•                  The description of our common stock which is contained in our registration statement on Form 10 (file no. 0-30428) filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

All documents and reports filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful; provided, however, in a suit by or in the right of the corporation no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity or such expenses deemed proper by the court.

    The Company’s Amended and Restated Bylaws provides that the Company will indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law. The Company’s Amended and Restated Bylaws additionally requires the Company to advance expenses incurred by its directors, officers, employees and agents to the fullest extent permitted by Delaware law in connection with any matter with respect to which such persons may be entitled to seek indemnification.

    The Company’s Amended and Restated Certificate of Incorporation also provides that, to the fullest extent permitted by Delaware law, the Company’s directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief will remain available under Delaware law. Each director will also continue to be subject to liability for breach of the director’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for unlawful distributions to stockholders and for any transaction from which the director derives an improper personal benefit. In addition, this provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    The Company is a party to separate employment agreements with certain of the Company’s executive officers. These agreements include provisions requiring the Company to indemnify such executive officers to the maximum extent permitted by law and to advance all expenses they may reasonably incur in connection with the defense of any claim or proceeding in which they may be involved as a party or witness. The rights provided to such executive officers under these agreements are in addition to any other rights such individuals may have under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, applicable law or otherwise.

    The Company has purchased an insurance policy which purports to insure the officers and directors of the Company against certain liabilities incurred by them in the discharge of their functions as officers and directors, except for liabilities resulting from their own malfeasance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description
4.1	Certificate of Ownership and Merger, Merging MIVA Renaming Corp. into FindWhat.com, Inc. (incorporated by reference to the exhibit previously filed on June 16, 2005 with MIVA’s Form 8-K/A)

4.2	Amended and Restated Certificate of Incorporation of FindWhat.com, Inc. (incorporated by reference to the exhibit previously filed on September 3, 2004 with MIVA’s Form 8-K)

4.3	Amended and Restated Bylaws of FindWhat.com, Inc. (incorporated by reference to the exhibit previously filed on September 3, 2004 with MIVA’s Form 8-K)

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Baker & McKenzie LLP (contained in their opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney

ITEM 9. UNDERTAKINGS

(a)                                  The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            If the registrant is relying on Rule 430B:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424, any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant, the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant, and any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Myers, State of Florida, on September 19, 2006.

MIVA, INC.

By:	/s/ William Seippel
William Seippel
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities indicated on September 19, 2006.

Signature	Title

/s/ Peter A. Corrao	Chief Executive Officer (Principal Executive Officer)
Peter A. Corrao	and Director

/s/ William Seippel	Chief Financial Officer (Principal Financial Officer and
William Seippel	Principal Accounting Officer)

* /s/ Sebastian Bishop	Director
Sebastian Bishop

* /s/ Joseph P. Durrett	Director
Joseph P. Durrett

* /s/ Dr. Adele Goldberg	Director
Dr. Adele Goldberg

* /s/ Gerald W. Hepp	Vice Chairman of the Board
Gerald W. Hepp

	* /s/ Mark W. Opzoomer	Director
Mark W. Opzoomer

	* /s/ Charles P. Rothstein	Director
Charles P. Rothstein

	* /s/ Lee S. Simonson	Director
Lee S. Simonson

	* /s/ Lawrence Weber	Chairman of the Board
Lawrence Weber

*By:	/s/ John B. Pisaris
John B. Pisaris, attorney-in-fact for each of the persons indicated

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Ownership and Merger, Merging MIVA Renaming Corp. into FindWhat.com, Inc. (incorporated by reference to the exhibit previously filed on June 16, 2005 with MIVA’s Form 8-K/A)

4.2	Amended and Restated Certificate of Incorporation of FindWhat.com, Inc. (incorporated by reference to the exhibit previously filed on September 3, 2004 with MIVA’s Form 8-K)

4.3	Amended and Restated Bylaws of FindWhat.com, Inc. (incorporated by reference to the exhibit previously filed on September 3, 2004 with MIVA’s Form 8-K)

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Baker & McKenzie LLP (contained in their opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney